UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 8, 2013

CRESTWOOD MIDSTREAM PARTNERS LP

(Exact name of Registrant as specified in its charter)

DELAWARE	001-33631	56-2639586
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

700 Louisiana Street, Suite 2060 Houston, TX	77002
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (832) 519-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (“Amendment No. 1”) amends the Current Report on Form 8-K filed with the Securities and Exchange Commission by Crestwood Midstream Partners LP (the “Partnership”) on January 8, 2013 in connection with its acquisition on January 8, 2013 of the remaining 65% limited liability company membership interest in Crestwood Marcellus Midstream LLC (“CMM”) from the Contributing Parties (defined below) pursuant to the terms of that certain Contribution, Conveyance and Assumption Agreement with Crestwood Marcellus Holdings LLC (“Marcellus Holdings”), Crestwood Gas Services GP LLC, the general partner of the Partnership (the “General Partner”), Crestwood Holdings LLC (“Crestwood Holdings”), Crestwood Gas Services Holdings LLC (“Gas Services Holdings”, and together with Marcellus Holdings, Crestwood Holdings and the General Partner, the “Contributing Parties”), and Crestwood Marcellus Pipeline LLC, a wholly-owned subsidiary of the Partnership.

The aggregate consideration issued and paid by the Partnership to the Contributing Parties for the 65% limited liability company membership interest consisted of approximately $129 million in cash (the “Cash Consideration”) and 6,190,469 Class D units, representing limited partner interests in the Partnership to Gas Services Holdings, and 133,060 general partner units of the Partnership issued to the General Partner. The Partnership funded the Cash Consideration through borrowings under its existing revolving credit facility.

The Current Report on Form 8-K filed on January 8, 2013 is being amended by this Amendment No. 1 to amend Item 9.01 (a) and (b) because the financial statements required by this item are no longer required as a result of the filing of the Partnership’s historical financial information as retrospectively adjusted to reflect the change in reporting entity and the consolidation of CMM included in the Partnership’s Current Report on Form 8-K filed on March 18, 2013.

No other amendments to the Form 8-K filing on January 8, 2013 are being made by this Amendment No. 1.

Item 9.01.	Financial Statements and Exhibits.

(a)—(d) None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTWOOD MIDSTREAM PARTNERS LP

	By:	Crestwood Gas Services GP LLC,
Its General Partner

Date: March 18, 2013	By:	/s/ Steven M. Dougherty
Steven M. Dougherty,
Senior Vice President,
Interim Chief Financial Officer and
Chief Accounting Officer